STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

FRANK J HARITON
NEW LEAF BRANDS, INC.

NV

Job:C20130517-2442
May 17, 2013

Special Handling Instructions:
05-17-13 FSC/DESIGNATION/EXP/EMAIL/ALF

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Designation	20130330134-90	5/17/2013 1:00:56 PM	1	$175.00	$175.00
24 Hour Expedite	20130330134-90	5/17/2013 1:00:56 PM	1	$125.00	$125.00
Total					$300.00

Payments

Type	Description	Amount
Credit	04623B|13051778758413	$300.00
Total		$300.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

FRANK J HARITON
NEW LEAF BRANDS, INC.

NV

150101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20130330134-90
	Filing Date and Time 05/17/2013 1:00 PM
	Entity Number C4086-1986

Certificate of Designation
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations
(Pursuant to NRS 78.1955)

1. Name of corporation:

New Leaf Brands, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Creates a new class of preferred stock by designating 1,750 of the 10,000,000 shares of preferred stock the corporation is authorized to issue as Series M Preferred Stock with a par value of $0.001 per share and a stated value of $1,000.00 per share with staggered conversion rights as set forth herein.

3. Effective date of filing: (optional) Not applicable

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X [signature]

Signature of Officer FRANK J NARITON ASSISTANT SECRETARY

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Certificate of Designation
For Nevada Profit Corporations
(Pursuant to NRS 78.1955)

1. **Name of corporation:**

NEW LEAF BRANDS, INC.

2. **By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class of series of stock:**

A. *Designation and Number.*

Seventeen Hundred and Fifty (1,750) of the Ten Million (10,000,000) authorized shares of Preferred Stock of the Corporation shall be designated Series M Convertible Preferred Stock (the "Series M Preferred Stock") and shall possess the rights and privileges set forth below.

B. *Par Value Stated Value, Purpose of Issuance and Certificates.*

Each share of Series M Preferred Stock shall have a par value of $.001, and a stated value face amount) of One Thousand ($1,000) (the "**Stated Value**"). Certificates representing the

shares of Series M Preferred Stock purchased shall be issued by the Corporation in accordance with the actions of the Board of Directors.

C. *No Dividends.*

The shares of Series M Preferred Stock shall not be entitled to receive any dividends.

D. *Liquidation Preference.*

In the event of any liquidation, dissolution or winding-up of the Corporation, either voluntary or involuntary (a "Liquidation"), the Series M Preferred Stock then issued and outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders on a *pari passu* basis, whether from capital, surplus or earnings, before any payment shall be made to the holders of shares of Common Stock or upon any other series of Preferred Stock of the Corporation junior to the Series M Preferred Stock, an amount per share equal to the Stated Value. If, upon any Liquidation of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of the Series M Preferred Stock and the holders of any other series of Preferred Stock with a liquidation preference equal to the liquidation preference of the Series M Preferred Stock the full amounts to which they shall respectively be entitled, the holders of shares of the Series M Preferred Stock and the holders of any other series of Preferred Stock with a liquidation preference equal to the liquidation preference of the Series M Preferred Stock shall receive all the assets of the Corporation available for distribution and each such holder of the Series M Preferred Stock and the holders of any other series of preferred stock with a liquidation preference equal to the liquidation preference of the Series M Preferred Stock shall share ratably in any distribution in accordance with the amounts due such shareholders. After payment shall have been made to the holders of shares of the Series M Preferred Stock of the full amount to which they shall be entitled, as aforesaid, the holders of shares of the Series M Preferred Stock shall be entitled to no further distributions thereon and the holders of shares of the Common Stock and of shares of any other series of stock of the Corporation shall be entitled to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its shareholders.

E. *Conversion Rights.*

Subject to any limitations on the right of the holders of the Series M Preferred Stock to convert their shares of Series M Preferred Stock into shares Common Stock, the holders of Series M Preferred Stock shall have the following conversion rights:

Conversion. Subject to and upon compliance with the provisions of this **Section E**, the holder of any shares of Series M Preferred Stock shall have the right at such holder's option, at any time or from time to time after April 15, 2014, to convert any of such shares of Series M Preferred Stock into fully paid and non-assessable shares of Common Stock having a market value of $1,000 determined as set forth below with fractional shares being rounded up to the next whole number.

(i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NMS, the current market value shall be the average of the last reported sale prices of the Common Stock on such exchange for the ten (10) trading days prior to the date of conversion of Series M Preferred Stock; provided that if no such sale is made on a day within such period or no closing sale price is quoted, that day's market value shall be the average of the closing bid and asked prices for such day on such exchange or system; or

(ii) If the Common Stock is listed in the over-the-counter market (other than on NMS) or admitted to unlisted trading privileges, the current market value shall be the mean the average of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. for the ten (10) trading days prior to the date of the conversion of the Series M Preferred Stock; or

(iii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount determined in a reasonable manner by the Board of Directors of the Corporation.

(iv) Limitation on Conversion:

(1) During the period from April 12, 2014 to April 30, 2015, 388 shares may be converted;
(2) During the period from April 12, 2015 to April 30, 2016, an additional 388 shares be converted;
(3) During the period from April 12 , 2016 to April 30, 2016, an additional 388 shares may be converted;
(4) During the period from April 12, 2017 to April 30, 2018, an additional 386 shares may be converted;

(b) *Mechanics of Conversion.* The holder of any shares of Series M Preferred Stock may exercise the conversion right specified in <u>Subsection E(a)</u> above by surrendering to the Corporation or any transfer agent of the Corporation the certificate or certificates for the shares to be converted, accompanied by written notice specifying the number of shares to be converted. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made and such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter and in any event within 10 trading days, the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series M Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the

certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series M Preferred Stock representing the unconverted portion of the certificate so surrendered.

G. *Voting Rights.*

(a) *Number and Voting with other Shareholders.* The holders of shares of Series M Preferred Stock shall only be entitled to vote when voting is provided for in this designation or specifically required by law.

(b) *Special Class Voting Rights.* In addition to any other rights provided by law, so long as any Series M Preferred Stock is outstanding, the Corporation, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Series M Preferred Stock, voting separately as a class, will not:

(i) authorize or issue shares of any class or series of stock having any preference or priority as to dividends, assets or other rights superior to any such preference or priority of the Series M Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having any preference or priority as to dividends, assets or other rights superior to any such preference or priority of the Series M Preferred Stock; or

(ii) reclassify any class or series of stock of the Corporation, that is junior in rights to the Series M Preferred Stock, into a class or series of stock which has any rights senior to or in parity with the Series M Preferred Stock; or

(iii) re-classify any class or series of stock of the Corporation, that is in parity with the Series M Preferred Stock, into a class or series of stock which has any rights senior to the Series M Preferred stock.

H. *Reservation of Shares; Costs; Approvals; etc.*

(a) *Reservation of Shares.* The Corporation shall reserve at all times so long as any shares of Series M Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Series M Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series M Preferred Stock. All shares of Common Stock which may be issued upon conversion of the shares of Series M Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result

(including without limitation, any action which would cause the Conversion Rate to be less than the par value, if any, of the Common Stock).

(b) *Costs.* The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Series M Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Series M Preferred Stock in respect of which such shares are being issued.

(c) *Approvals.* If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series M Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the shares of Series M Preferred Stock are then convertible is listed on any national securities exchange or on the NMS or NSCM, the Corporation will, if permitted by the rules of such exchange or Nasdaq, list and keep listed on such exchange or the NMS or NSCM, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

(d) *Lost or Stolen Certificates.* Upon receipt by the Corporation of evidence of the loss, destruction, theft or mutilation of any Series M Preferred Stock certificates (the "Certificates") and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Certificates, if mutilated, the Corporation shall execute and deliver new Series M Preferred Stock Certificates of like tenor and date. However, the Corporation shall not be obligated to re-issue such lost or stolen Series M Preferred Stock Certificates if the Holder thereof contemporaneously requests the Corporation to convert such Series M Preferred Stock into Common Stock, in which event the Corporation shall be entitled to rely on an affidavit of loss, destruction or theft of the Series M Preferred Stock Certificate or, in the case of mutilation, tender of the mutilated certificate, and shall issue the shares of Common Stock issuable upon conversion.

(e) *No Fractional Shares.* If the number of shares of Common Stock issuable upon the conversion of Series M Preferred Stock results in any fractional shares, the Corporation shall not be required to issue fractions of shares, upon conversion of the Series M Preferred Stock or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any conversion hereof, the Corporation shall round up the shares to the next whole number.

(f) Status of Converted Stock. In the event any shares of Series M Preferred Stock shall be converted as contemplated hereby, the shares so converted shall be cancelled, shall return to the status of authorized but unissued shares of Preferred Stock

of no designated class or series, and shall not be issuable by the Corporation as Series M Preferred Stock.

3. **Effective Date of Filing (optional):**

4. **Officer Signature** ______________________ CEO

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE